Exhibit 23
                      [CONSENT OF INDEPENDENT ACCOUNTANTS]

        We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 30, 1998, on our audits of the financial statements of Frederick Brewing Co. as of and for the years ended December 31, 1997 and 1996. We also consent to the references to our firm under the captions "Experts" and "Selected Financial and Operating Data."


                                         /s/ Coopers & Lybrand L.L.P.



McLean, Virginia
May 29, 1998